                  SHARPS COMPLIANCE, INC.

                  FINANCIAL STATEMENTS
                  AS OF DECEMBER 31, 1997
                  TOGETHER WITH AUDITORS' REPORT

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Sharps Compliance, Inc.:

We have audited the accompanying balance sheet of Sharps Compliance, Inc., a Texas corporation, as of December 31, 1997, and the related statements of operations, stockholders' deficit and cash flows for the years ended December 31, 1996 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sharps Compliance, Inc., as of December 31, 1997, and the results of its operations and its cash flows for the years ended December 31, 1996 and 1997, in conformity with generally accepted accounting principles.


/s/ ARTHUR ANDERSEN LLP


Houston, Texas
April 2, 1998

                          SHARPS COMPLIANCE, INC.

                      BALANCE SHEET--DECEMBER 31, 1997

                                   ASSETS

CURRENT ASSETS:
  Cash                                                          $  67,114
  Accounts receivable                                             111,682
  Inventory                                                        40,316
  Other current assets                                              2,893
                                                                ---------
    Total current assets                                          222,005
PROPERTY AND EQUIPMENT, net                                        38,790

OTHER ASSETS:
  Note receivable from stockholder                                300,000
  Deferred issuance costs                                         158,600
                                                                ---------
    Total assets                                                $ 719,395
                                                                ---------
                                                                ---------

                    LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Accounts payable                                              $  69,116
  Accrued disposal costs                                          441,728
  Current maturities of long-term debt                              4,997
  Note payable to stockholder                                     400,000
                                                                ---------
    Total current liabilities                                     915,841
LONG-TERM DEBT, net of current maturities                          23,047
                                                                ---------
    Total liabilities                                             938,888

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT:
  Common stock, $.01 par value per share;
   10,000,000 shares authorized;
    5,000,000 shares issued and outstanding                        50,000
  Additional paid-in capital                                       98,900
  Accumulated deficit                                            (368,393)
                                                                ---------
    Total stockholders' deficit                                  (219,493)
                                                                ---------
    Total liabilities and stockholders' deficit                 $ 719,395
                                                                ---------
                                                                ---------

  The accompanying notes are an integral part of these financial statements.

                          SHARPS COMPLIANCE, INC.

                          STATEMENTS OF OPERATIONS

                                                      For the Year Ended
                                                          December 31
                                                     ----------------------
                                                       1996         1997
                                                     --------     ---------
REVENUES:
  Sales, net                                         $591,353     $ 830,211
  Consulting services and other                        59,093         4,225
                                                     --------     ---------
    Total revenues                                    650,446       834,436

COSTS AND EXPENSES:
  Cost of revenues                                    340,370       625,238
  Selling, general and administrative                 340,692       492,126
  Depreciation and amortization                         8,515         7,751
                                                     --------     ---------
    Operating loss                                    (39,131)     (290,679)

INTEREST EXPENSE                                       (2,516)       (7,570)

INTEREST INCOME                                         -              2,967
                                                     --------     ---------
    Net loss                                         $(41,647)    $(295,282)
                                                     --------     ---------
                                                     --------     ---------
BASIC AND DILUTED NET LOSS PER SHARE                 $   (.01)    $    (.08)
                                                     --------     ---------
                                                     --------     ---------
SHARES USED IN COMPUTING BASIC AND DILUTED
 NET LOSS PER SHARE
                                                    3,000,000     3,494,520
                                                    ---------     ---------
                                                    ---------     ---------

  The accompanying notes are an integral part of these financial statements.

                             SHARPS COMPLIANCE, INC.

                       STATEMENTS OF STOCKHOLDERS' DEFICIT


                                                Common Stock           Additional                           Total
                                             ----------------------     Paid-In        Accumulated      Stockholders'
                                              Shares        Amount      Capital          Deficit           Deficit
                                            ----------    ---------   -----------     -------------     -------------
BALANCE, December 31, 1995                   3,000,000     $  1,000     $  -             $  (31,464)       $  (30,464)
   Contribution of fixed assets                 -             2,900        -                 -                  2,900
   Net loss                                     -            -             -                (41,647)          (41,647)
                                            ----------    ---------   -----------     -------------     -------------

BALANCE, December 31, 1996                   3,000,000        3,900        -                (73,111)          (69,211)
   Issuance of common stock for
     consulting services                     2,000,000       20,000       125,000            -                145,000
   Stock split                                  -            26,100       (26,100)           -                  -
   Net loss                                     -            -             -               (295,282)         (295,282)
                                            ----------    ---------   -----------     -------------     -------------

BALANCE, December 31, 1997                   5,000,000     $ 50,000     $  98,900        $ (368,393)       $ (219,493)
                                            ----------    ---------   -----------     -------------     -------------
                                            ----------    ---------   -----------     -------------     -------------

                The accompanying notes are an integral part of
                         these financial statements.

                             SHARPS COMPLIANCE, INC.


                            STATEMENTS OF CASH FLOWS

                                                                                                 For the Year Ended
                                                                                                    December 31
                                                                                              ------------------------
                                                                                                 1996         1997
                                                                                              ----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                                    $ (41,647)    $(295,282)
   Adjustments to reconcile net loss to net cash provided by
     (used in) operating activities-
       Depreciation and amortization                                                               8,515         7,751
       Changes in operating assets and liabilities-
         Increase in accounts receivable                                                         (83,561)      (13,310)
         Increase in inventory                                                                   (11,425)      (21,190)
         Decrease in other current assets                                                         -              1,471
         Increase in accounts payable                                                                175        31,829
         Increase in accrued disposal costs                                                      151,679       252,726
                                                                                              ----------   -----------

                  Net cash provided by (used in) operating activities                             23,736       (36,005)
                                                                                              ----------   -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Note receivable from stockholder                                                               -           (300,000)
   Purchase of property and equipment                                                             (9,496)       (4,739)
                                                                                              ----------   -----------
                  Net cash used in investing activities                                           (9,496)     (304,739)
                                                                                              ----------   -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from notes payable to stockholders                                                    -            430,000
   Payments on notes payable                                                                      (5,056)      (34,703)
                                                                                              ----------   -----------

                  Net cash provided by (used in) financing activities                             (5,056)      395,297
                                                                                              ----------   -----------

NET INCREASE IN CASH                                                                               9,184        54,553

CASH, beginning of year                                                                            3,377        12,561
                                                                                              ----------   -----------

CASH, end of year                                                                              $  12,561    $   67,114
                                                                                              ----------   -----------
                                                                                              ----------   -----------

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
   Cash paid during the year for interest                                                      $   2,499    $    3,706
   Contribution of fixed assets by stockholder                                                     2,900         -
NONCASH FINANCING AND INVESTING ACTIVITY:
   Deferred issuance costs                                                                           -         158,600
   Trade-in of automobile and reduction of note payable                                              -          17,409


               The accompanying notes are an integral part of
                        these financial statements.

                             SHARPS COMPLIANCE, INC.

                          NOTES TO FINANCIAL STATEMENTS

1.  ORGANIZATION AND BACKGROUND:

Sharps Compliance, Inc. (Sharps), was incorporated on May 20, 1994, as a provider of mail disposal products and services for certain medical sharps (i.e., needles, syringes and razors) products. Sharps' service is primarily provided to small waste generators to facilitate their compliance with state and federal regulations by tracking, incinerating and documenting the waste disposal at a facility in Carthage, Texas (see Note 8). In 1996 and 1997, Sharps also provided consulting services to other entities related to medical sharps products.

Although Sharps has experienced growth in revenues over the past few years, there is an inherent concentration of credit risk associated with accounts receivable arising from sales to its major customers. During 1996, one customer represented approximately 50 percent of sales and, during 1997, three customers represented approximately 74 percent of sales. At December 31, 1996, two customers comprised approximately 85 percent (or $83,500) of the total accounts receivable balance, and at December 31, 1997, three customers comprised approximately 80 percent (or $89,741) of the total accounts receivable balance. As Sharps has historically funded its operations with cash flows from operations, Sharps may be impacted by its dependence on a limited number of customers. Management believes the risk is mitigated by the long-standing business relationships with and reputation of Sharps' major customers.

Sharps has sole-sourced each of its manufacturing, assembly, transportation and disposal functions. Sharps may be impacted by its dependence on the suppliers of these functions. The risk is mitigated by the long-standing business relationships with and reputation of Sharps' suppliers. Although there are no assurances with regard to the future business associations, after expirations of certain agreements between Sharps and its suppliers, management believes that alternative sources would be available at similar costs.

Sharps has a working capital deficit at December 31, 1997, has received limited revenues to date and has incurred cumulative losses since its inception. The future success of Sharps is dependent upon many factors, including environmental regulation, continuity of its license agreements, successful completion of its product development activities, the identification and penetration of markets for its products and services, and the obtaining of the funds necessary to complete these activities (see Note 9).

2.  SUMMARY OF SIGNIFICANT
    ACCOUNTING POLICIES:

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates.

Specifically, Sharps has estimated the costs and related liabilities for postage and incineration associated with the mail-back of full sharps containers for disposal. These estimates are based on Sharps' experience to date and are reflected in accrued disposal costs on the accompanying balance sheet. Future results may differ from these estimates.

INVENTORY

Inventory primarily represents containers and assembly supplies and is stated at the lower of cost or market using the specific-identification method.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method based on the estimated useful lives of the assets. Additions, improvements and renewals significantly adding to the asset value or extending the life of the asset are capitalized. Ordinary maintenance and repairs, which do not extend the physical or economic life of the property or equipment, are charged to expense as incurred.

REVENUE RECOGNITION

Product sales are recognized as revenue when the finished product is shipped to customers. Sales are presented net of refunds to customers for returned merchandise. Sharps also recognizes costs, including estimated disposal costs for incineration and postage, at the time the product is shipped. Consulting revenue is recognized as the related services are performed.

INCOME TAXES

Through December 31, 1997, Sharps' stockholders elected to have Sharps taxed as an S Corporation for federal and state tax purposes, whereby the stockholders are liable for the entity's taxable income on their individual federal and state income tax returns. Accordingly, the historical financial statements do not include provisions for income taxes.

On February 18, 1998, Sharps changed its federal tax status from an S Corporation to a C Corporation and, accordingly, will be subject to federal and certain state income taxes. (See Note 6)

NET LOSS PER SHARE

Earnings per share data for all periods presented has been computed pursuant to Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share," that requires a presentation of basic earnings per share (basic EPS) and diluted earnings per share (diluted EPS). Basic EPS excludes dilution and is determined by dividing income or loss available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted EPS reflects the potential dilution that could occur if securities and other contracts to issue common stock were exercised or converted into common stock. There are no differences in basic EPS and diluted EPS for all periods presented.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Sharps considers the fair value of all financial instruments not to be materially different from their carrying values at year-end based on management's estimate of Sharps' ability to borrow funds under terms and conditions similar to those of Sharps' existing debt.

3.  NOTE RECEIVABLE FROM STOCKHOLDER

In November 1997, Sharps entered into a note receivable with a stockholder and officer of Sharps. The note receivable allows the officer to borrow up to $400,000 from Sharps. The note accrues interest at 8% per annum and payments are due over five annual installments equal to one-fifth of the outstanding balance of principal and accrued interest. All unpaid principal and accrued interest is due in November, 2002. In November 1997, the stockholder borrowed $300,000 from Sharps. Subsequent to December 31, 1997, the stockholder borrowed the remaining $100,000 available under this note. Pursuant to the officer's employment agreement entered into in January 1998, an annual cash bonus will be paid to that officer equal to one-fifth of the outstanding balance of principal and interest due in 1998 and 1999, with the annual cash bonus to be paid to the officer in 2000 to be equal to the remaining principal and accrued interest due under this note agreement.

4.  PROPERTY AND EQUIPMENT:

Property and equipment at December 31, 1997, consists of the following at the date shown:

                                                    Useful Life
                                                    ------------
     Furniture and fixtures                            5 years      $  13,767
     Computers and software                            3 years          4,784
     Automobiles                                       5 years         30,758
                                                                    ---------
                                                                       49,309
     Less- Accumulated depreciation                                   (10,519)
                                                                    ---------
                                                                    $  38,790
                                                                    ---------
                                                                    ---------

5.  DEBT:

In July 1995, Sharps entered into a promissory note agreement with an automobile finance company to finance the purchase of a vehicle. In October 1997, the vehicle was traded in for another vehicle and Sharps entered into a new promissory note agreement with another automobile finance company, which bears interest at 7.75 percent. The note matures in October 2002 and is due in monthly installments of $581. The acquired automobile secures the new note. The balance outstanding on the note at December 31, 1997, was $28,044 and is due as follows:

     Year ending December 31-
        1998                                        $  4,997
        1999                                           5,377
        2000                                           5,809
        2001                                           6,276
        2002                                           5,585
                                                    --------
                                                    $ 28,044
                                                    --------
                                                    --------

In September 1997, Sharps entered into an unsecured promissory note agreement for $30,000 with a stockholder. The principal and related accrued interest were paid in December 1997.

On November 14, 1997, Sharps issued an unsecured promissory note to a stockholder in the amount of $400,000. The note accrues interest at 8 percent annually and is payable in equal monthly principal and interest payments beginning on April 15, 1998, with maturity of all amounts due on September 15, 1998. In connection with the stock offering in February 1998 and Sharps subsequently retired the note by paying the stockholder approximately $409,000 for principal and accrued interest (see Note 9).

6.  CHANGE IN S CORPORATION STATUS AND PRO FORMA INCOME TAXES:

Prior to February 18, 1998, Sharps maintained the status of S Corporation for federal and certain state income tax purposes. As an S Corporation, Sharps is generally not responsible for income taxes.

On February 18, 1998, Sharps terminated its S Corporation election. Accordingly, Sharps will be subject to federal and state income taxes from that date forward.

Effective with the termination of Sharps' S Corporation status, Sharps will provide for deferred income taxes for cumulative temporary differences between the tax basis and financial reporting basis of its assets and liabilities at the date of termination.

Significant components of Sharps' pro forma deferred tax assets and liabilities at December 31, 1997, are as follows:

     Deferred tax assets-
        Accrued disposal costs                       $ 117,083
     Deferred tax valuation allowance                 (117,083)
                                                     ---------
     Net deferred tax assets                         $    -
                                                     ---------
                                                     ---------

A reconciliation of taxes based on the federal statutory rate of 34 percent and the unaudited pro forma provision for income taxes for the year ended December 31, 1997, is summarized as follows (in thousands):

     Income tax benefit at the federal statutory rate            $(100,396)
     Increase in deferred tax valuation allowance                  117,083
                                                                 ---------
     Unaudited pro forma provision for income taxes              $  16,687
                                                                 ---------
                                                                 ---------

7.  COMMON STOCK:

In May 1994, the founding stockholder of Sharps made a capital contribution of $1,000. In return for this cash contribution, the stockholder received 3,000,000 shares of common stock with a $.01 par value. In addition to the cash contribution discussed above, certain fixed assets were contributed by the stockholder to Sharps.

In October 1997, Sharps issued a total of 2,000,000 shares of common stock to two consultants for services provided. Management valued the shares at $.006 per share, which is management's estimate of the fair market value of the services provided.

On December 12, 1997, Sharps' stockholders increased the number of authorized shares of common stock of Sharps from 1,000,000 shares to 10,000,000 shares and effected a 300-for-1 stock split of Sharps' common stock outstanding on that date. All common stock and per share information included in the accompanying financial statements has been adjusted to give retroactive effect to the split.

8.  COMMITMENTS AND CONTINGENCIES:

INSURANCE

Sharps is subject to numerous risks and uncertainties because of the nature and status of its operations. Sharps maintains insurance coverage for events and in amounts that it deems appropriate. Management believes that uninsured losses, if any, will not be materially adverse to Sharps' financial position or results of operations.

SALES AND DISTRIBUTION AGREEMENT

On June 1, 1995, Sharps entered into an exclusive sales and distribution agreement with American 3CI Complete Compliance Corporation (American 3CI) that expires in 2001. The agreement grants Sharps the exclusive right to sell and distribute American 3CI's mail sharps disposal system (MSDS), including disposal services to one or more incinerators under contract with American 3CI, to all wholesale and retail organizations which have a need for such a system. Pursuant to the agreement, Sharps has agreed to pay a per pound fee up to a maximum of $6.00 for every MSDS that is destroyed at an American 3CI incinerator. Obligations related to MSDS units sold but not yet incinerated are estimated and included in accrued disposal costs in the accompanying balance sheet, although amounts in excess of minimum payments are not due until incineration has occurred. Expenses related to this agreement during 1996 and 1997 were $11,797 and $41,018, respectively.

Sharps has guaranteed annual minimum payments to American 3CI as follows:

     Year ending December 31-
        1998                                 $25,000
        1999                                  25,000
        2000                                  25,000
        2001                                  12,500

Sharps has the option to renew the agreement after 2002 for an additional five-year period at a rate not in excess of 20 percent more than the current disposal rate and the minimum annual payments.

DISTRIBUTOR AGREEMENT

On August 1, 1996, Sharps entered into an agreement with Ecolab, Inc. (Ecolab), for Ecolab to be Sharps' exclusive U.S. distributor of the MSDS in commercial and industrial markets. The price of the system remained constant for the first six months of the agreement. Thereafter, the price was and will be reviewed quarterly and adjusted upon the mutual agreement of the parties. The term of the agreement is for one year with an automatic renewal for one-year periods unless either party provides notice of termination to the other within 120 days prior to expiration of the then current term.

MANUFACTURING AGREEMENT

On May 12, 1997, Sharps entered into an agreement with Winfield Medical (Winfield) for Winfield to be Sharps' exclusive manufacturer of a certain line of sharps containers for one specific distributor. The prices of the containers are fixed based upon the number purchased, and Winfield may increase prices, no more than once per year, upon notice to Sharps. The term of the agreement is one year, with an option to extend the term for up to an additional four years if certain purchase requirements have been met. The agreement calls for minimum purchase requirements to be set at a date subsequent to the agreement date. As of December 31, 1997, these requirements had not been determined and minimal purchases under this agreement had occurred.

LICENSING AND PURCHASE AGREEMENTS

On May 12, 1997, Sharps entered into a license and purchase agreement with Cardico, Inc. (Cardico), for certain molds used in the manufacture of sharps containers. The term of the license agreement is for three years, with the option to extend the term for an additional five years if certain milestones have been achieved. The agreement calls for royalties to be paid to Cardico of $.10 per container sold, up to $150,000 in royalty payments, for the exclusive right to use the molds. Additionally, the agreement specifies that Sharps has an option to purchase the molds under the following conditions:
(a) within two years of the license and
purchase agreement, Sharps pays Cardico royalties of $150,000 or a purchase fee equal to $150,000 less all royalties paid, (b) anytime after the second year, but no later than three years from the effective date of the license agreement, Sharps pays royalties of $150,000 or a purchase fee equal to $150,000 less all royalties paid and pays an additional $50,000 within 90 days from the election to purchase the molds or grants Cardico a five-year royalty of $.02 per sharps container sold or (c) anytime after the expiration of eight years, if all royalties have been paid. At December 31, 1997, no sharps containers relating to the Cardico agreement had been sold.

On August 13, 1997, Sharps entered into a letter of intent with Novo Nordisk Pharmaceutical, Inc. (Novo), for the exclusive right to develop and use molds, patents, if any, and technical know-how attributable to the manufacturing of plastic sharps containers for use by Novo. The term of the agreement is for five years with automatic renewal periods of one year, unless either party provides notice of termination to the other within 60 days prior to the expiration of the current term. Associated with this agreement, Sharps agreed to pay Novo a per unit royalty to be mutually agreed upon by the companies. At December 31, 1997, no sharps containers relating to this agreement had been sold.

SALES REPRESENTATION AGREEMENTS

On February 21, 1995, Sharps entered into a sales representation agreement with a sales agency for promotion of the MSDS exclusively in the veterinary market. The initial term of the agreement was for a two-year period with automatic two-year renewal periods, unless either party notified the other 90 days prior to expiration of the current period of its intent to terminate. The agreement further specifies a 15 percent commission on net sales as defined in the agreement. Commission expense related to this agreement was $2,589 and $3,679 for the years ended December 31, 1996 and 1997, respectively.

On April 1, 1995, Sharps entered into a sales representation agreement with an independent sales agent for promotion of the MSDS. The initial term of the agreement was for a two-year period with an automatic three-year renewal unless either party notified the other in writing, 90 days prior to expiration, of its intent to terminate at the end of such period. As defined in the agreement, a 10 percent commission is to be paid to the sales representative based on net sales. Commission expense related to this agreement was $4,286 and $12,714 for the years ended December 31, 1996 and 1997, respectively.

OPERATING LEASES

Sharps leases office space and equipment under operating lease agreements, which expire at various dates over the next four years. Rent expense for the years ended December 31, 1996 and 1997 was approximately $11,700 and $18,100, respectively. Future minimum lease payments under noncancelable operating leases are as follows:

     Year ending December 31-
        1998                                                   $ 15,156
        1999                                                      4,382
        2000                                                      3,945
        2001                                                      1,170
                                                               --------
          Total minimum lease payments                         $ 24,653
                                                               --------
                                                               --------

9.  SUBSEQUENT EVENTS:

In February 1998, Sharps completed a private placement of 2,000,000 shares of common stock (the Offering). In return, Sharps received approximately $4,000,000 in proceeds, net of issuance costs of approximately $171,000. The proceeds from this Offering will be used to retire Sharps' indebtedness to a certain stockholder, support Sharps' sales and marketing program and for other working capital purposes.

In connection with the stock offering discussed above, in February 1998, Sharps retired the note payable to a stockholder in the amount of $400,000 plus accrued interest of approximately $9,000.

The following unaudited pro forma information assumes that Sharps received the net proceeds from the Offering and retired the note payable to a stockholder at December 31, 1997.

     Current assets                                            $ 3,647,005
                                                               -----------
                                                               -----------
     Total assets                                              $ 4,144,395
                                                               -----------
                                                               -----------
     Note payable to stockholder                               $    -
                                                               -----------
                                                               -----------
     Common stock                                              $    70,000
     Additional paid-in capital                                  3,907,900
     Accumulated deficit                                          (368,393)
                                                               -----------
       Total stockholders' equity                              $ 3,609,507
                                                               -----------
                                                               -----------

On February 27, 1998, Sharps and all the stockholders of Sharps entered into an agreement and plan of reorganization (the Agreement) with U.S. Medical Systems, Inc. (USMS). Under the terms of the Agreement, USMS acquired all of the issued and outstanding common stock of Sharps in consideration for the issuance of 1,000,000 shares of convertible preferred stock of USMS. Each share of convertible preferred stock is entitled to 35.190319 common stock votes of USMS. Upon the approval of a 1-for-5.032715 reverse stock split of USMS common stock by the stockholders of USMS, each share of convertible preferred stock will be converted into seven shares of USMS common stock, at which time the former common stockholders of Sharps will own approximately 91 percent of the issued and outstanding common stock of USMS.